Exhibit 1.1
UNIVEST CORPORATION OF PENNSYLVANIA
(a Pennsylvania corporation)
2,950,000 Shares of Common Stock
(Par Value $5.00 Per Share)
UNDERWRITING AGREEMENT
August 6, 2009
KEEFE, BRUYETTE & WOODS, INC.
     As Representative of the Several Underwriters
787 Seventh Avenue
4th Floor
New York, New York 10019
Ladies and Gentlemen:
Univest Corporation of Pennsylvania, a Pennsylvania corporation (the “Company”), confirms its agreements with Keefe, Bruyette & Woods, Inc. (“Keefe Bruyette”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Keefe Bruyette is acting as representative (in such capacity, the “Representative”) with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of common stock, par value $5.00 per share, of the Company (“Common Stock”) set forth in Schedule A hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 442,500 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 2,950,000 shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 442,500 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”
The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.
The Company and the Underwriters agree that up to 3% shares of the Securities to be purchased by the Underwriters (the “Reserved Securities”) shall be reserved for sale by the Underwriters to certain eligible employees and persons having business relationships with the Company (the “Invitees”), as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority (“FINRA”) and all other applicable laws, rules and regulations. To the extent that such Reserved Securities are not orally confirmed for purchase by the Invitees by the end of the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-159084), including the related prospectus covering the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430B (“Rule 430B”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective is referred to as “Rule 430B Information.” The registration statement referred to above, including exhibits and financial statements and any prospectus relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective (the “Effective Date”) shall be referred to herein as the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The prospectus, including any preliminary prospectus supplement, referred to above and included in the Registration Statement at the Applicable Time for use in connection with the offering of the Securities is herein called the “Prospectus.” The prospectus, which includes the Rule 430B Information relating to the Securities that was first filed pursuant to Rule 424(b) after the Applicable Time (as defined below), together with the Prospectus, shall be referred to herein as the “Final Prospectus.” For purposes of this Agreement, all references to the Registration Statement, the Prospectus, the Final Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).
All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, the Prospectus or the Final Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, the Prospectus or the Final Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Prospectus or the Final Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the “1934 Act”) which is incorporated by reference in the Registration Statement, the Prospectus or the Final Prospectus, as the case may be. All references to the Registration Statement, the Prospectus or the Final Prospectus shall be deemed to include the information incorporated by reference in each such document.
SECTION 1. Representations and Warranties and Agreements.
(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i) Compliance with Registration Requirements. (A) At the time of filing the Registration Statement, any 462(b) Registration Statement and any post-effective amendments thereto, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities, and (C) at the date hereof, the Company was not an “ineligible issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”).
The Company meets the requirements for use of Form S-3 for registration under the 1933 Act of the offering and sale of the Securities. Each of the Registration Statement and any Rule 462(b) Registration Statement, if any, has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement and any post-effective amendment thereto or any Rule 462(b) Registration Statement and any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission nor any state or other jurisdiction or regulatory body, and any request on the part of the Commission, any state or other jurisdiction or other regulatory body for additional information has been complied with.
The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more prospectuses relating to the Securities, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus when taken together with the documents incorporated by reference therein shall contain all information required by the 1933 Act and the rules thereunder, and, except to the extent the Underwriters shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Applicable Time or, to the extent not completed at the Applicable Time, shall contain only such specific additional information and other changes (beyond that contained in the Prospectus) as the Company has advised you, prior to the Applicable Time, will be included or made therein. The Registration Statement, at the Applicable Time, meets the requirements set forth in Rule 415(a)(1)(x).
On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and as of the Closing Time (as defined herein) and on any date on which Option Securities are purchased, if such date is not as of the date of the Closing Time at the Date of Delivery, the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the 1933 Act and the 1934 Act and the respective rules thereunder; on each Effective Date and at the Applicable Time (together, with the General Disclosure Package), the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and as of the Closing Time and any Date of Delivery, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Prospectus and the Final Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time, the General Disclosure Package did not contain any untrue statement of a material fact and did not omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
As used in this subsection and elsewhere in this Agreement:
“Applicable Time” means 7:15 p.m. (Eastern time) on August 6, 2009.
“General Disclosure Package” means, collectively (i) the Prospectus, if any, used most recently prior to the Applicable Time, (ii) the Issuer-Represented Free Writing Prospectuses, if any, identified in Schedule E hereto and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the General Disclosure Package.
“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
Each Issuer-Represented Free Writing Prospectus, when considered together with the General Disclosure Package as of the Applicable Time, did not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading and did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Final Prospectus, including any document incorporated by reference therein and any other prospectus deemed to be a part thereof that, in each case, has not been superseded or modified.
The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, any Prospectus, the Final Prospectus or any Issuer-Represented Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use therein.
(ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iii) Independent Accountants. KPMG LLP, the accounting firm that certified the financial statements and supporting schedules of the Company incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm as required by the 1933 Act and the 1933 Act Regulations. KPMG has represented to the Company that with respect to the Company, KPMG LLP is not and has not been in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) and the related rules and regulations of the Commission.
(iv) Financial Statements. The financial statements, audited and unaudited (including all notes and schedules thereto) included in or incorporated by reference into the Registration Statement, the General Disclosure Package and the Final Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified. Such financial statements (including all notes and schedules thereto) have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included or incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included under the headings “Summary Selected Consolidated Financial Information” and “Recent Developments” included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in or incorporated by reference into the Registration Statement and the books and records of the Company. No other financial statements or schedules are required to be included in the Registration Statement. To the extent applicable, all disclosures contained in the Registration Statement or the Final Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act, the 1934 Act Regulations and Item 10 of Regulation S-K under the 1933 Act, as applicable.
(v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Final Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Common Stock in amounts per share that are consistent with past practice and distribution payments on the trust preferred securities, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania and has the power and authority (corporate and otherwise) to own, lease and operate its properties, to conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.
(vii) Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a “Subsidiary” and, collectively, the “Subsidiaries”) have been duly organized and are validly existing as corporations in good standing under the laws of the jurisdiction of their incorporation, have corporate power and authority to own, lease and operate their properties and to conduct their business as described in the General Disclosure Package and the Final Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed in the Final Prospectus and Registration Statement, all of the issued and outstanding capital stock or other equity interest of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any shareholder of such Subsidiary. The only subsidiaries of the Company are the subsidiaries listed on Schedule B hereto.
(viii) Capitalization. At July 31, 2009, the Company had 48,000,000 authorized shares of Common Stock, 13,049,501 shares of which were issued and outstanding. All of the shares of the Company’s issued and outstanding capital stock have been duly authorized and validly issued and are fully paid and non-assessable, and none of the outstanding shares of capital stock were issued in violation of the preemptive or other similar rights of any shareholder of the Company. Except as described in the General Disclosure Package and the Final Prospectus (A) there are no outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity interest in the Company except pursuant to the Company’s stock option plans and awards currently in effect on the date hereof; and (B) there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act or otherwise register any securities of the Company owned or to be owned by such person, other than the Company’s dividend reinvestment plan and employee stock purchase plan.

(ix) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and, when duly executed by the Underwriters, will constitute the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles and except as any indemnification or contribution provisions thereof may be limited under applicable securities laws. The issue and sale of the Securities by the Company and the performance by the Company of all of its obligations under this Agreement and the consummation of the transactions contemplated herein and in the Final Prospectus (including the use of the proceeds from the sale of the Securities as described in the Final Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, (A) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) the provisions of the articles of incorporation or bylaws of the Company or (C) any statute or any order, rule or regulation of any federal, state or local court or governmental agency or body (each a “Governmental Entity”) having jurisdiction over the Company or any of its subsidiaries or any of their properties except, with respect to clauses (A) and (C), for those conflicts, breaches, violations, defaults or Repayment Events that would not result in a Material Adverse Effect. No consent, approval, authorization, order, registration or qualification of or with any such Governmental Entity is required for the issue and sale of the Securities, the performance by the Company of its obligations hereunder or the consummation by the Company of the transactions contemplated by this Agreement, except (x) the registration under the 1933 Act of the Securities, (y) as may be required under the rules and regulations of the Nasdaq Global Select Market and the Financial Industry Regulatory Authority (“FINRA”) or (z) such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.
(x) Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale by the Company to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Stock conforms in all material respects to all statements relating thereto contained in the Final Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability for the debts of the Company by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any shareholder of the Company. The statements set forth in the General Disclosure Package and the Final Prospectus under the caption “Description of Common Stock” or similar title, as applicable, insofar as such statements contain descriptions of laws, rules or regulations, and insofar as they describe the terms of agreements or the Company’s articles of incorporation or bylaws, are correct in all material respects.

(xi) Absence of Defaults and Conflicts. Neither the Company nor its Subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or its Subsidiaries are subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect.
(xii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any Subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.
(xiii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.
(xiv) Compliance with Statutes and Regulations. Except as disclosed in the Final Prospectus and the General Disclosure Package, the Company and each of its Subsidiaries conduct their respective businesses in compliance in all material respects with all federal, state, and local statutes, laws, rules, regulations, decisions, directives and orders applicable to them, and neither the Company nor any of its Subsidiaries has received any written or, to the Company’s knowledge, oral communication from any Governmental Entity asserting that the Company or such Subsidiary is not in compliance with any statute, law, rule, regulation, decision, directive or order.
(xv) Anti-Money Laundering. Except as disclosed in the Final Prospectus and the General Disclosure Package, the operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, money laundering statutes applicable to the Company and its subsidiaries, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”).
(xvi) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package, the Final Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(xvii) Possession of Intellectual Property. The Company and each of its Subsidiaries own or possess rights to use, or can acquire on reasonable terms ownership or rights to use, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures and excluding generally commercially available “off the shelf” software programs licensed pursuant to shrink wrap or “click and accept” licenses), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.
(xviii) Possession of Licenses and Permits. The Company and each of its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and each of its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect. Neither the Company nor its Subsidiaries has failed to file with applicable regulatory authorities any statement, report, information or form required by any applicable law, regulation or order, except where the failure to be so in compliance would not, individually or in the aggregate, have a Material Adverse Effect, all such filings were in material compliance with applicable laws when filed and no material deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filings or submissions.
(xix) Title to Property. The Company and each of its Subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the General Disclosure Package and the Final Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the General Disclosure Package and the Final Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xx) Compliance with Cuba Act. The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the “Cuba Act”) or is exempt therefrom.
(xxi) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the General Disclosure Package and the Final Prospectus will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).
(xxii) Environmental Laws. Except as described in the General Disclosure Package and the Final Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or its Subsidiaries and (D) to the Company’s knowledge there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or its Subsidiaries relating to Hazardous Materials or any Environmental Laws.
(xxiii) Taxes. The Company and its Subsidiaries have (A) timely filed all material foreign, United States federal, state and local tax returns, information returns, and similar reports that are required to be filed (taking into account valid extensions), and all tax returns are true, correct and complete, (B) paid in full all taxes required to be paid by it and any other assessment, fine or penalty levied against it, except for any such tax assessment, fine or penalty that is currently being contested in good faith or as would not have, individually or in the aggregate, a Material Adverse Effect, and (C) established on the most recent balance sheet reserves that are adequate for the payment of all taxes not yet due and payable.

(xxiv) Insurance. The Company and its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company reasonably believes are adequate for the conduct of the business of the Company and its Subsidiaries and the value of their properties and as are customary in the business in which the Company and its Subsidiaries are engaged; neither the Company nor its Subsidiaries has been refused any insurance coverage sought or applied for; and the Company has no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.
(xxv) Statistical and Market Data. The statistical and market related data contained in the General Disclosure Package and the Final Prospectus are based on or derived from sources which the Company believes are reliable and accurate.
(xxvi) Relationship. No relationship, direct or indirect, exists between or among the Company or its Subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or its Subsidiaries, on the other, that is required by the Securities Act or by the rules and regulations of the Commission thereunder to be described in the General Disclosure Package and/or the Final Prospectus and that is not so described.
(xxvii) Internal Control Over Financial Reporting. The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (x) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) identified and (y) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
(xxiii) Disclosure Controls and Procedures. The Company and its Subsidiaries employ disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act), which (A) are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms and that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within the Company and its Subsidiaries to allow timely decisions regarding disclosure, and (B) are effective in all material respects to perform the functions for which they were established. Based on the evaluation of the Company’s and its Subsidiaries’ disclosure controls and procedures described above, the Company is not aware of (x) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls over financial reporting or (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. Since the most recent evaluation of the Company’s disclosure controls and procedures described above, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls over financial reporting.

(xxix) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
(xxx) Pending Procedures and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.
(xxxi) Unlawful Payments. Neither the Company nor its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or its Subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
(xxxii) No Stabilization or Manipulation. Neither the Company nor its Subsidiaries, nor any affiliates of the Company or its Subsidiaries, has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.
(xxxiii) No Unauthorized Use of Prospectus. The Company has not distributed and, prior to the later to occur of (A) the Closing Time and (B) completion of the distribution of the Securities, will not distribute any prospectus (as such term is defined in the 1933 Act and the 1933 Act Regulations) in connection with the offering and sale of the Securities other than the Prospectus, the Final Prospectus or other materials, if any, permitted by the 1933 Act or by the 1933 Act Regulations and approved by the Representative.
(xxxiv) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained in the Registration Statement and the Final Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
(xxxv) Lock-up Agreements. Each of the Company’s executive officers and directors, in each case as listed on Schedule D hereto, has executed and delivered lock-up agreements as contemplated by Section 5(h) hereof (the “Lock-up Agreements”).

(xxxvi) Fees. Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company or its Subsidiaries any brokerage or finder’s fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement.
(xxxvii) ERISA. The Company and its Subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) for which the Company or any of the subsidiaries or ERISA Affiliates would have any liability; the Company and each of the subsidiaries or their ERISA Affiliates have not incurred and do not expect to incur liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Sections 412, 4971, 4975 or 4980B of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively the “Code”); and each “employee benefit plan” for which the Company and its Subsidiaries or any of their ERISA Affiliates would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification. “ERISA Affiliate” means, with respect to the Company or a Subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code or Section 400(b) of ERISA of which the Company or such Subsidiary is a member.
(xxxviii) Reportable Transactions. Neither the Company nor its Subsidiaries has participated in any reportable transaction, as defined in Treasury Regulation Section 1.6011-(4)(b)(1).
(xxxix) Investment Securities. Each of the Company and its Subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity) free and clear of any lien, claim, charge, option, encumbrance, mortgage, pledge or security interest or other restriction of any kind, except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of the Company or its Subsidiaries and except for such defects in title or liens, claims, charges, options, encumbrances, mortgages, pledges or security interests or other restrictions of any kind that would not be material to the Company and its Subsidiaries. Such securities are valued on the books of the Company and its Subsidiaries in accordance with GAAP.
(xl) Derivative Instruments. Any and all material swaps, caps, floors, futures, forward contracts, option agreements (other than employee stock options) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or its Subsidiaries or for the account of a customer of the Company or its Subsidiaries, were entered into in the ordinary course of business and in accordance with prudent business practice and applicable laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed to be financially responsible at the time. The Company and its Subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued, and there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

(xli) Bank Holding Company Act; National Bank Act. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”). The Company’s Subsidiary, Univest National Bank and Trust Co. (the “Bank”), holds the requisite authority from the Office of the Comptroller of the Currency (the “OCC”) to do business as a nationally-chartered banking corporation under the laws of the United States of America. The Company and the Bank, and each other Subsidiary, as applicable, are in compliance in all material respects with all laws administered by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and any other federal bank regulatory authorities with jurisdiction over the Company and its Subsidiaries, as applicable, except for failures to be so in compliance that would not, individually or in the aggregate, have a Material Adverse Effect.
(b) Officer’s Certificates. Any certificate signed by any officer of the Company or its Subsidiaries delivered to the Underwriters or to counsel for the Representative shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.
SECTION 2. Sale and Delivery to Underwriters; Closing.
(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters and the Underwriters agree to purchase from the Company 2,950,000 shares of Common Stock, as set forth in Schedule A, at the price per share set forth in Schedule C, that number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.
(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase up to an additional 442,500 shares of Common Stock at the price per share set forth in Schedule C. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representative to the Company setting forth the number of Option Securities as to which the Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representative, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined.
(c) Closing and Payment. The closing of the issuance, payment of the purchase price for, and delivery of the Initial Securities shall be made at the offices of Alston & Bird LLP, 1201 West Peachtree Street, Atlanta, Georgia 30309, or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10) or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each Date of Delivery as specified in the notice from the Representative to the Company.
Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Keefe Bruyette, individually and not as Representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.
(d) Denominations; Registration. Delivery of the Initial Securities and the Option Securities, if any, shall be made to the Underwriters against payment by the Underwriters of the aggregate purchase price of the Initial Securities and Option Securities, if any, being sold by the Company by wire transfer in immediately available funds to the accounts specified by the Company. The Company shall deliver the Initial Securities and Option Securities, if any, through the facilities of the Depository Trust Company (the “DTC”) unless the Representative shall otherwise instruct.
SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:
(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B and will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus (including the Final Prospectus) shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Final Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will promptly effect the filings necessary pursuant to Rule 424(b) in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments. The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), or any amendment, supplement or revision to the Prospectus or to the Final Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Representative shall reasonably object.
(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representative and counsel for the Representative, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(d) Delivery of Prospectuses. The Company hereby consents to the use by the Underwriters of the Prospectus and Final Prospectus for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, such number of copies of the Final Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Final Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Final Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Representative or for the Company, to amend the Registration Statement or amend or supplement the Final Prospectus in order that the Final Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Final Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the

Registration Statement or the Final Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time prior to the filing of the Final Prospectus there occurred or occurs an event or development as a result of which the General Disclosure Package conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or will promptly notify the Representative and has promptly amended or will promptly amend or supplement, at its own expense, the General Disclosure Package to eliminate or correct such conflict, untrue statement or omission.
(f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representative may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement. The Company will also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdiction as the Underwriters may request.
(g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its shareholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
(h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Final Prospectus under “Use of Proceeds.”
(i) Listing. The Company will use its best efforts to obtain, effect and maintain the quotation of the Securities on the Nasdaq Global Select Market and will file with the Nasdaq Global Select Market all documents and notices required by the Nasdaq Global Select Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq Global Select Market.

(j) Restriction on Sale of Securities. During a period of 90 days from the date of the Final Prospectus, the Company will not, without the prior written consent of the Representative, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Final Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus provided that such options shall not be vested and exercisable within the 90 day period referred to above, or (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan.
(k) Reporting Requirements. The Company, until completion of the distribution of the Securities, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.
(l) Compliance with FINRA Rules. The Company hereby agrees that it will ensure that the Reserved Securities will be restricted as required by FINRA or FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The Underwriters will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.
(m) Issuer Free Writing Prospectus. The Company represents and agrees that, unless it obtains the prior consent of the Underwriters, and the Underwriters represent and agree that, unless they obtain the prior consent of the Company, they have not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Representative and the Company is hereinafter referred to as an “Issuer Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Issuer Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Issuer Permitted Free Writing Prospectus, including where and when required, timely filing with the Commission where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

SECTION 4. Payment of Expenses.
(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each Prospectus, any Issuer Permitted Free Writing Prospectus and of the Final Prospectus and any amendments or supplements thereto (including any costs associated with electronic delivery of these materials), (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the Underwriters and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show with the consent of the Company, (x) the filing fees incident to any review by FINRA of the terms of the sale of the Securities, (xi) the fees and expenses incurred in connection with the inclusion of the Securities in the Nasdaq Global Select Market and (xii) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, in connection with matters related to the Reserved Securities which are designated by the Company for sale to Invitees.
(b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5, Section 9(a)(i) or Section 12 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Representative.
SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1(a) hereof or in certificates of any officer of the Company or any Subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:
(a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, shall have become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Representative. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430B).

(b) Opinion of Counsel for Company. At the Closing Time, the Representative shall have received the favorable opinion, dated as of the Closing Time, of Shumaker Williams, P.C., counsel for the Company, in form and substance satisfactory to the Representative and its counsel, to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Representative may reasonably request. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.
(c) Opinion of Counsel for the Representative. At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Alston & Bird LLP, counsel for the Representative. The opinion shall address the matters as the Representative may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the State of Georgia and the federal law of the United States, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.
(d) Officers’ Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, the General Disclosure Package or the Final Prospectus as of the execution of this Agreement or the Applicable Time, any Material Adverse Effect. At Closing Time, the Representative shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no Material Adverse Effect, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are to their knowledge contemplated by the Commission.
(e) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from KPMG LLP a letter dated such date, in form and substance satisfactory to the Representative containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Final Prospectus.
(f) Bring-down Comfort Letter. At Closing Time, the Representative shall have received from KPMG LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.
(g) Approval of Listing. The Common Stock shall be registered pursuant to Section 12(b) of the Exchange Act and shall be listed on the Nasdaq Global Select Market, and the Company shall have taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq Global Select Market, nor shall the Company have received any notification that the Commission or FINRA is contemplating terminating such registration or listing.

(h) Lock-up Agreements. At the date of this Agreement, the Representative shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule D hereto.
(i) Delivery of Prospectus. The Company shall have complied with the provisions hereof with respect to the furnishing of prospectuses, in electronic or printed format, on the New York business day next succeeding the date of this Agreement.
(j) No Termination Event. On or after the date hereof, there shall not have occurred any of the events, circumstances or occurrences set forth in Section 9(a).
(k) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and the Subsidiaries of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:
(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.
(ii) Opinion of Counsel for Company. The favorable opinion of Shumaker Williams, P.C., counsel for the Company, in form and substance satisfactory to counsel for the Representative, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.
(iii) Opinion of Counsel for the Representative. The favorable opinion of Alston & Bird LLP, counsel for the Representative, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.
(iv) Bring-down Comfort Letter. A letter from KPMG LLP, in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 5(e) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

(v) No Termination Event. There shall not have occurred prior to the Date of Delivery any of the events, circumstances or occurrences set forth in Section 9(a).
(l) Additional Documents. At Closing Time and at each Date of Delivery counsel for the Representative shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained. At Closing Time and at each Date of Delivery, all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Representative.
(m) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the Underwriters to purchase the relevant Option Securities may be terminated by the Representative by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.
SECTION 6. Indemnification.
(a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, their affiliates (as such term is defined in Rule 501(b) under the 1933 Act) (“Affiliates”) and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:
(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the Prospectus, any Issuer-Represented Free Writing Prospectus, the General Disclosure Package or the Final Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (A) the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Securities have been offered and (B) any untrue statement or alleged untrue statement of a material fact included in the supplement or prospectus wrapper material distributed in connection with the reservation and sale of the Reserved Securities to eligible employees and and persons having business relationships with the Company or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, when considered in conjunction with any Issuer-Represented Free Writing Prospectus, the Prospectus or preliminary prospectus, not misleading;

(iii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and
(iv) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i), (ii) or (iii) above;
provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information, if applicable, the Prospectus, or any Issuer-Represented Free Writing Prospectus or the Final Prospectus (or any amendment or supplement thereto); provided that the parties acknowledge and agree that the only written information that the Underwriters have furnished to the Company specifically for inclusion in the Registration Statement, the Prospectus or any Issuer-Represented Free Writing Prospectus or the Final Prospectus (or any amendment or supplement thereto) are the concession and reallowance figures appearing in the Final Prospectus in the section entitled “Underwriting,” including all subheadings thereunder.
(b) Indemnification of Company, Directors and Officers. Each Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, if applicable, or any Issuer-Represented Free Writing Prospectus or the Final Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus, or any Issuer-Represented Free Writing Prospectus or the Final Prospectus (or any amendment or supplement thereto); provided that the parties acknowledge and agree that the only written information that the Underwriters have furnished to the Company specifically for inclusion in the Registration Statement, the Prospectus, or any Issuer-Represented Free Writing Prospectus and Final Prospectus (or any amendment or supplement thereto) are the concession and reallowance figures appearing in the Final Prospectus in the section entitled “Underwriting,” including all subheadings thereunder.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representative and in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying party or parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying party or parties do not diligently defend the action after assumption of the defense, or (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(d) Indemnification for Reserved Securities. In connection with the offer and sale of the Reserved Securities, the Company agrees to indemnify and hold harmless the Underwriters, their Affiliates, and selling agents, and each person, if any who controls any Underwriter with the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all losses, liabilities, claims, damages and expenses (including, without limitation, any legal or other expenses reasonably incurred in connection with defending, investigating, or settling any such action or claim) as incurred by them (i) caused by the failure of any Invitee to pay for and accept delivery of Reserved Securities which have been orally confirmed by the end of the first business day following the date of this Agreement or (ii) related to, or arising out of or in connection with, the offering of the Reserved Securities.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company on the one hand, and the total underwriting discount and commissions received by the Underwriters, on the other hand, in each case as set forth on the cover of the Final Prospectus.
The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
Notwithstanding the provisions of this Section 7, the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by them and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriters have otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
For purposes of this Section 7, each person, if any, who controls the Underwriters within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriters’ Affiliates shall have the same rights to contribution as the Underwriters, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.
SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or its Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any (i) investigation made by or on behalf of the Underwriters or their Affiliates or selling agents, any person controlling the Underwriters, their officers or directors, or by or on behalf of the Company, and (ii) delivery of and payment for the Securities.
SECTION 9. Termination of Agreement.
(a) Termination; General. The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, the General Disclosure Package or the Final Prospectus, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the Commonwealth of Pennsylvania, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, including without limitation as a result of terrorist activities, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Global Select Market, or if trading generally on the New York Stock Exchange or in the Nasdaq Global Select Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.
(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:
(a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or
(b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.
No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.
In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either (i) the Representative or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.
SECTION 11. Default by the Company. If the Company shall fail at Closing Time or at the Date of Delivery to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.
SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, 4th Floor, New York, New York 10019, attention of Patricia Murphy, Chief Counsel — Investment Banking, with a copy (which shall not constitute notice) to Alston & Bird LLP, 1201 West Peachtree Street, Atlanta, Georgia 30309, attention of Randolph A. Moore III; notices to the Company shall be directed to it at Univest Corporation of America,14 North Main Street, Souderton, Pennsylvania 18964, attention of William S. Aichele, with a copy (which shall not constitute notice) to Shumaker Williams, P.C., One East Market Street, Suite 301, York, Pennsylvania 17403, attention of Jane G. Davis.

SECTION 13. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their clients, including the Company, which information may include the name and address of their clients, as well as other information that will allow the Underwriters to properly identify their clients.
SECTION 14. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and the controlling persons, directors, officers, employees and agents referred to in Sections 6 and 7 herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors and assigns, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriters shall be deemed to be a successor by reason merely of such purchase.
SECTION 15. No Fiduciaries. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company on the one hand, and the several Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or their respective shareholders, creditors, employees or any other third party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 16. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
SECTION 17. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, but all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or other electronic means shall constitute effective execution and delivery of this Agreement by the parties hereto and may be used in lieu of the original signature pages to this Agreement for all purposes. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.
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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours, UNIVEST CORPORATION OF PENNSYLVANIA
By:	/s/ William S. Aichele
	Name:	William S. Aichele
	Title:	Chairman, President and Chief Executive Officer

CONFIRMED AND ACCEPTED,
    as of the date first above written:

KEEFE, BRUYETTE & WOODS, INC.
By:	/s/ Jeffrey D. Evans
	Name:	Jeffrey D. Evans
	Title:	Managing Director Keefe, Bruyette & Woods, Inc.

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